Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts: David Christensen, CFO, 507-387-3355
Jennifer Spaude, Investor Relations, 507-386-3765

HickoryTech Extends Shareholders Rights Plan

MANKATO, Minn., March 17, 2009 — HickoryTech Corporation (Nasdaq: HTCO) announced that its Board of Directors has amended and extended its Shareholder Rights Plan.  The amendments to the Shareholder Rights Plan will, among other things (1) extend the plan through March 12, 2019, (2) reduce the exercise price of the rights to $30 per share, and (3) provide for periodic review of the necessity of the plan by a committee of the Board of Directors.

About HickoryTech

HickoryTech Corporation (NASDAQ:  HTCO), headquartered in Mankato, Minn., offers integrated communication solutions to business and residential customers over a regional fiber network.  The company, founded in 1898, has approximately 430 employees. The Telecom Sector, with facilities-based operations in Minnesota and Iowa, offers local voice, long distance, high-speed Internet, Digital TV, and IP networking services to residential and business customers.  In addition, the Telecom Sector develops telecom and carrier access billing solutions and customer management systems. The Enventis Sector provides IP-based voice, data and network solutions to businesses across a five-state region. For more information, visit www.hickorytech.com.

Forward Looking Statement

Certain statements included in this press release that are not historical facts are “forward-looking statements.” Such forward-looking statements are based on current expectations, estimates and projections about the industry in which HickoryTech operates and management’s beliefs and assumptions. The forward-looking statements are subject to uncertainties. These statements are not guarantees of future performance and involve certain risks, uncertainties and probabilities. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. HickoryTech undertakes no obligation to update any of its forward-looking statements, except as required by federal securities laws.

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